Exhibit 10.3
Execution Copy

November 2, 2006

SEMCO Energy, Inc.

Re:
Second Amendment (the “Amendment”) under that certain Second Amended and Restated Credit Agreement dated as of September 15, 2005 by and among the financial institutions from time to time signatory thereto (each a “Lender”, and collectively the “Lenders”), LaSalle Bank Midwest National Association, as Administrative Agent for the Lenders (in such capacity, “Agent”), and SEMCO Energy, Inc. (“Company”), as amended from time to time prior to the date hereof (the “Credit Agreement”).

Ladies and Gentlemen:

Reference is made to the Credit Agreement. Except as specifically defined to the contrary herein, capitalized terms used in this Amendment shall have the meanings given them in the Credit Agreement.

You have requested that the Lenders consent to modify (i) the calculation in the Credit Agreement of the Maximum Leverage Ratio and the Minimum Consolidated Net Worth Ratio to exclude certain charges arising from the implementation of FAS No. 158 and (ii) the Credit Agreement to permit the Company to obtain securitized account receivable financings, subject to certain terms and conditions.

Based on the Agent’s receipt of the approval of the requisite Lenders (as attached to this Amendment) and a closing certificate from you in form and substance reasonably acceptable to the Agent, the Agent hereby confirms, for and on behalf of the Lenders, the amendments of the Credit Agreement as follows:

1. The definition of Consolidated Net Worth in Section 1.1 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following language in its place:

Consolidated Net Worth means, as of the date of any determination thereof, the stockholders’ capital and surplus of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, and which shall include (whether or not includible under GAAP) the principal amount of the Junior Capital, adding back (a) an amount equal to all non-cash charges, less any tax deductions or credits on account of such charges, taken by the Company in accordance with GAAP under FAS No. 142 or FAS No. 144 after December 31, 2004 and (b) the non-cash charge incurred on December 31, 2006 and posted to accumulated comprehensive income, less any tax credits to accumulated comprehensive income on account of such charge, as the result of adopting FAS No. 158.

2. The definition of Funded Debt in Section 1.1 of the Credit Agreement is amended by deleting it in its entirety and inserting the following language in its place:

Funded Debt of any Person means, without duplication, (i) all Debt of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all principal payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP and including any Debt or off balance sheet obligations issued pursuant to a Securitization Transaction (whether by a Special Purpose Subsidiary or otherwise), provided, however, that Funded Debt shall not include (a) Junior Capital, (b) all outstanding Loans made to such Person pursuant to the Revolving Commitment and the aggregate amount of Debt relating to any Permitted Securitization, provided, however, that the aggregate principal amount excluded pursuant to this clause (b) shall not exceed $120,000,000 and (c) any notes of such Person evidencing Debt of such Person which when issued constitute a current liability of such Person under GAAP, (ii) all Capitalized Rentals of such Person, and (iii) Off Balance Sheet Liabilities.

3. The definition of Guaranty Event in Section 1.1 of the Credit Agreement is amended by deleting it in its entirety and inserting the following language in its place:

Guaranty Event means the failure at any time of the Company and the Guarantors, as of the last day of any Fiscal Quarter (determined on a consolidated basis for the Company and the Guarantors but without regard to any Subsidiaries which are not Guarantors), to constitute the source of at least seventy percent (70%) of the Consolidated Operating Income of the Company and its Subsidiaries (excluding any Special Purpose Subsidiary) for the four Fiscal Quarter period ending on such date or to hold at least seventy percent (70%) of the Consolidated total assets of the Company and its Subsidiaries (excluding any Special Purpose Subsidiary) on such date.

4. The following definition is inserted in Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

Permitted Securitization shall mean the transfer or encumbrance of certain accounts receivable of the Company or any Subsidiary to a Special Purpose Subsidiary conducted in accordance with the following requirements:

(a)
The disposition of such accounts receivable will not result in the aggregate principal amount of Debt at any time issued and outstanding in respect of Permitted Securitizations being in excess of $155,000,000 less the aggregate principal amount of the Revolving Commitment hereunder and of any term loans which may from time to time be evidenced hereby (giving effect to any permanent reduction in the Revolving Commitment or prepayment of any other loan made simultaneously with the closing of such Permitted Securitization);

(b)
At such time as the Company or a Subsidiary makes the initial transfer of accounts receivable to a Special Purpose Subsidiary in connection with the closing of such Permitted Securitization, the Company or such Subsidiary shall itself actually receive (substantially contemporaneously with such disposition) cash in connection with any such Securitization Transaction in an amount based on normal and customary advance rates (and taking into account typical deductions for market-based, arms-length Securitization Transactions);

(c)
Each such disposition shall be without recourse to the Company or any of its Subsidiaries (except for customary clean up call provisions and customary representations and warranties relating to the Company’s or any of its Subsidiaries’ transfer of accounts receivable) and otherwise on normal and customary terms and conditions for comparable asset-based Securitization Transactions;

(d)
Each such Securitization Transaction shall be structured on the basis of the issuance of non-recourse (to the Company or its Subsidiaries other than the applicable Special Purpose Subsidiary) debt securities by a Special Purpose Subsidiary; and

(e)
Both immediately before and immediately after each such disposition, no Unmatured Event of Default or Event of Default (whether or not related to such disposition) shall have occurred and be continuing.

5. The following definition is inserted in Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

Securitization Transaction(s) shall mean a transfer of, or grant of a lien on, accounts receivable by Company or any Subsidiary to a Special Purpose Subsidiary or other special purpose or limited purpose entity and the issuance (whether by such Special Purpose Subsidiary or other special purpose or limited purpose entity or any other Person) of debt or of any securities secured directly or indirectly by interests in, or of trust or a comparable certificates or other securities directly or indirectly evidencing interests in, such accounts receivable.

6. The following definition is inserted in Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

Special Purpose Subsidiary shall mean any wholly-owned direct or indirect Subsidiary of the Company established for the sole purpose of conducting a Permitted Securitization and otherwise established and operated in accordance with customary industry practices. Special Purpose Subsidiary shall include, but is not limited to, any entity which constitutes a Qualifying Special Purpose Subsidiary under FASB Statement 140.

7. Section 10.1.10 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following language in its place:

Section 10.1.10 Other Information. (a) Promptly from time to time, such other information concerning the Affiliated Parties as any Lender or the Administrative Agent may reasonably request, and (b) promptly following a Permitted Securitization, (i) copies of all documentation related to such Permitted Securization and (ii) copies of all notices issued by the Persons party to such Permitted Securitization promptly following the delivery thereof.

8. Section 11.1(i) of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following language in its place:

(i) Debt issued in connection with a Permitted Securitization, in compliance with the definition thereof, together with customary clean up call provisions in connection with any Permitted Securitization;

9. Section 11.2 of the Credit Agreement is hereby amended by inserting the following language as new clause (i) and renumbering existing clause (i) as clause (j):

(i) any Lien encumbering property interests, rights or proceeds which are subject of a transfer or encumbrance pursuant to a Permitted Securitization; and

10. Section 11.9 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following language in its place:

Section 11.9 Inconsistent Agreements. Not, and not permit any other Affiliated Party to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Company hereunder or by the performance by any Affiliated Party of any of its Obligations hereunder or under any other Loan Document, or (b) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary (other than a Special Purpose Subsidiary in connection with a Permitted Securitization) to (i) pay dividends or make other distributions to the Company or any other Subsidiary, or pay any Debt owed to the Company or any other Subsidiary, (ii) make loans or advances to any Affiliated Party or (iii) transfer any of its assets or properties to any Affiliated Party, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases, Junior Capital and other Debt permitted by this Agreement, (C) customary provisions in leases and other contracts restricting the assignment thereof, (D) Liens securing Indebtedness otherwise permitted to be incurred, under the provisions of Section 11.2 hereof that limit the right of the debtor to dispose of the assets subject to such Liens; (E) provisions with respect to the disposition or distribution of assets or property in joint venture agreements asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; and (F) restrictions on deposits (to the extent permitted hereunder) imposed by customers under contracts entered into in the ordinary course of business.

11. Section 10.12 of the Credit Agreement is hereby amended by inserting the following language at the end of the Section:

Section 10.12 Guaranty Event. Within ninety (90) days of the occurrence of a Guaranty Event, the Company shall cause certain Subsidiaries approved of by the Administrative Agent (which approval shall not be unreasonably withheld) to execute and deliver a Guaranty (or execute and deliver joinder agreements thereto), together with such certificates, resolutions, formation documents and opinions of counsel to the Guarantors as the Administrative Agent may reasonably request, such that upon execution and delivery of the Guaranty (or the applicable joinder agreements), the Guarantors, together with the Company, are the source of at least seventy percent (70%) of the Consolidated Operating Income of the Company and all its Subsidiaries (excluding any Special Purpose Subsidiaries) for the four Fiscal Quarter period most recently ended prior to such date and hold at least seventy percent (70%) of the Consolidated total assets of the Company and all its Subsidiaries (excluding any Special Purpose Subsidiaries) as of the last day of the Fiscal Quarter then most recently ended, provided, further in no event shall a Special Purpose Subsidiary be required to become a Guarantor hereunder or execute any other Loan Documents.

11. Section 11.11 of the Credit Agreement is hereby amended by inserting the following language as new clause (j) and renumbering existing clause (j) as clause (k):

(j) Investments in any Subsidiary (including, without limitation, any Special Purpose Subsidiary) from and after the date hereof consisting of (x) dispositions of specific accounts receivable made pursuant to any Permitted Securitization and the resultant Debt issued by a Special Purpose Subsidiary as part of such Permitted Securitization, in each case to the extent constituting Investments hereunder; and (y) the repurchase or replacement from and after the date hereof of accounts receivable pursuant to any representations or warranties or clean up call provisions included in such Permitted Securitization in accordance with the definition thereof.

12. Section 11.12 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting the following language in its place:

Section 11.12 Restriction of Amendments to Certain Documents. Not amend or otherwise modify, or waive any rights under any documents relating to the Junior Capital or any Permitted Securitization if, in any case, such amendment, modification or waiver could be adverse to the interests of the Lenders or would reasonably be expected to have a Material Adverse Effect.

Except as expressly set forth herein, this Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants) or any of the other Loan Documents, or to constitute a waiver or release by any of the Lenders or the Agent of any right, remedy, Unmatured Event of Default or Event of Default under the Credit Agreement or any of the other Loan Documents. Furthermore, this Amendment shall not affect in any manner whatsoever any rights and remedies of the Lenders or the Agent with respect to any non-compliance by the Company with the Credit Agreement or the other Loan Documents, whether in the nature of an Unmatured Event of Default or Event of Default, and whether now in existence or subsequently arising, all of which rights and remedies are expressly reserved.

This Amendment shall not become effective unless (and until) the Company has countersigned and returned to the Agent (which shall occur within five (5) Business Days from the date hereof or, after which date, unless extended in writing by the Agent, this Amendment shall be deemed to have lapsed) a duplicate original of this letter and the Company has satisfied any other conditions to effectiveness contained herein.

Very truly yours,
LASALLE BANK MIDWEST NATIONAL ASSOCIATION, as Agent

By:	/s/ Gregory E. Castle

Its:	First Vice President

Acknowledged and agreed:
SEMCO ENERGY, INC.

By:	/s/ Michael V. Palmeri

Michael V. Palmeri
Its:	SVP & Chief Financial Officer

Date:	November 2, 2006

AUTHORIZATION OF AMENDMENT

The undersigned Lender hereby confirms its approval of the foregoing Amendment on the terms and conditions set forth therein.

/s/ Gregory E. Castle

LaSalle Bank Midwest National Association

By:	/s/ Gregory E. Castle

Its:	First Vice President

Date:	November 2, 2006

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AUTHORIZATION OF AMENDMENT

The undersigned Lender hereby confirms its approval of the foregoing Amendment on the terms and conditions set forth therein.

FIFTH THIRD BANK

By:	/s/ David J. Mannarino

Its:	Officer

Date:	October 31, 2006

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AUTHORIZATION OF AMENDMENT

The undersigned Lender hereby confirms its approval of the foregoing Amendment on the terms and conditions set forth therein.

Huntington National Bank

[Lender]

By:	/s/ Kevin D. Szachta

Kevin D. Szachta
Its:	Vice President

Date:	November 02, 2006

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AUTHORIZATION OF AMENDMENT

The undersigned Lender hereby confirms its approval of the foregoing Amendment on the terms and conditions set forth therein.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Matthew J. Schulz

Its:	Vice President

Date:	November 1, 2006

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AUTHORIZATION OF AMENDMENT

The undersigned Lender hereby confirms its approval of the foregoing Amendment on the terms and conditions set forth therein.

Comerica Bank

[Lender]

By:	/s/ Blake W. Arnett

Its:	Assistant Vice President

Date:	November 2, 2006

AUTHORIZATION OF AMENDMENT

The undersigned Lender hereby confirms its approval of the foregoing Amendment on the terms and conditions set forth therein.

National City Bank

[Lender]

By:	/s/ Kim Gorman

Its:	Vice President

Date:	November 2, 2006

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